Exhibit 99.2

Hadron Energy Completes Business Combination with GigCapital7

Corp. Receiving Approximately $31 Million; Begins Trading on Nasdaq

Under Ticker “HDRN” as the First Publicly Traded Light-Water Micro-

Modular Nuclear Reactor Company

Closing follows GigCapital7 Corp. shareholder vote on May 7, 2026; Hadron and GigCapital7 together secured approximately $31 million in total funding all in equity and with zero debt

NEW YORK, NY — May 26, 2026 — Hadron Energy, Inc. (Nasdaq: HDRN) (“Hadron Energy” or the “Company”), is developing the Halo Micro-Modular Nuclear Reactor (MMR) which is a 10 megawatt electric (MWe), central factory manufactured, transportable, light-water reactor designed to deliver continuous, carbon-free baseload power, and with a 10 year refueling cycle. Today, Hadron announced the successful closing of its previously announced business combination with GigCapital7 Corp. (previously Nasdaq: GIG) (“GigCapital7”), the seventh private-to-public equity (PPE)™ enterprise, also known as SPAC, incepted by the GigCapital Global franchise since 2017. At closing, $28 million of cash remained and was not redeemed from the GigCapital7 trust account and was transferred to the Company’s balance sheet, far exceeding the $20 million minimum cash at closing as was agreed and defined on the Q3’2025 business combination agreement (BCA), with zero debt at closing. In addition, since signing the BCA, Hadron and GigCapital7 secured $7.5 million of equity-cash through SAFE bridge financings conducted prior to the closing, of which about $2.8 million remained on the balance sheet at the closing, for a total combined amount of cash of approximately $31 million, and due to the very low transaction and related expenses, as a result of the unique GigCapital Global closing methodology, the Company will have about $24.5 million in cash on the balance sheet following all transaction expenses. Following the approval of GigCapital7’s shareholders at the extraordinary general meeting (EGM) held on May 7, 2026, the Company’s common stock and warrants will commence trading on the Nasdaq Stock Market under the ticker symbols “HDRN” and “HDRNW”, respectively, on May 26, 2026, making Hadron Energy the first publicly traded light-water micro-modular nuclear reactor (MMR) company.

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This successful transaction closing provides Hadron Energy with the required capital to operate the Company according to its business plan for the next year, public-market access, and the strategic flexibility to advance the Halo MMR through design, regulatory, and customer-deployment milestones at a pace and scale that the Company believes it will lead the next chapter of America’s nuclear renaissance in an efficient manner.

“Today marks the start of a new chapter for Hadron Energy. Now being a well-capitalized public company with no debt, we are executing with conviction on our development plan and NRC licensing pathway. The Halo MMR will be built on light-water reactor technology, the most thoroughly commercialized technology in the nuclear industry, and engineered to be central factory-built, easily transportable by commercial vehicles, and rapidly deployable with no need to refuel over 10 years. We identified the 10 megawatt electric (MWe) nuclear reactor to be the optimal footprint for the growing customer-based markets. We are positioned to scale the partnerships, supplier capacity, and talent base needed to deliver firm, on-site power to major industrial sites, data centers, defense installations, and mission-critical civilian facilities. This effort has been prioritized by the U.S. Administration as showcased by Hadron’s letter of support from the White House signed by the President last fall. We believe Hadron will optimize national and energy security with our Halo Microreactor,” said Sam Gibson, Founder and Chief Executive Officer of the Company.

“We are extremely proud to have completed this business combination with Hadron Energy. From our earliest engagement with Sam Gibson and his team, we recognized in Hadron Energy the combination of their participation in an attractive and relevant deep-tech environmental-friendly industry that has been highly prioritized by the current U.S. leadership as well as many other global administrations, their deployment of well-proven and lengthy sustained safe technology by using the light-water reactor technology, their disciplined execution, and a clear-eyed commercial strategy they have planned, all are the elements that GigCapital always looks for in our partners. The successful closing, with Hadron Energy emerging from it with approximately $31 million in equity capital, no debt on its balance sheet, and the lowest demonstrated deSPAC closing costs, reflects the GigCapital Global deployed methodology and commitment to delivering a company-friendly, clean and durable capital structure that maximizes Hadron Energy’s operational flexibility as it scales as a public company. We believe Hadron Energy is positioned to be the leading companies in defining America’s nuclear energy renaissance, and we look forward to our active partnership in supporting Hadron Energy as a ‘Mentor-Investor’ TM in its next chapter as a Nasdaq-traded public company,” said Dr. Avi Katz, Founder, Chairman and Chief Executive Officer of GigCapital7 Corp. and Executive Chairman of Hadron Energy, Inc.

Transaction Financing

Since signing the Business Combination Agreement, Hadron Energy and GigCapital7 worked together directly to secure the capital needed to bring Hadron Energy to the public markets. In closing, about $21.5 million were retained in the trust in Non-Redemption Agreements with small number of GigCapital7 shareholders, ensuring that trust proceeds remained intact to fund the newly launched public company, and factoring in all additional shares that were not redeemed, a total of about $28 million in cash was released to the Company’s balance sheet from the GigCapital7 trust account. In addition, Hadron and GigCapital7 secured $7.5 million through SAFE bridge financings conducted between signing the BCA in Q3’2025 and prior to the closing, of which about $2.8 million remained on the balance sheet at the closing, for a total combined amount of cash of approximately $31 million prior to the payment of approximately $6.5 million of transaction and related expenses and some small amount of deferred payment. Following such payments, the Company will have approximately $24.45 million in cash and zero debt on its balance sheet. Notably, all capital was raised directly by Hadron Energy and the GigCapital7 joint-team, without reliance on external investment banking capital raises.

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Advisors on the Transaction

Cohen & Company Capital Markets served as the “sale-side” financial advisor to Hadron Energy only on the transaction. Duane Morris LLP served as legal advisor to Hadron Energy. DLA Piper LLP (US) served as legal advisor to GigCapital7.

Strategic Highlights at Closing

•	Approximately $766 million pro-forma equity valuation at closing of the business combination with GigCapital7 Corp., the seventh private-to-public equity (PPE) SPAC of GigCapital Global.

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Well-capitalized from the closing of the deSPAC transaction with approximately $31 million that was retained from the trust account and zero debt, and with low transaction related expenses of approximately $6.5 million.

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First publicly traded company focused on light-water micro-modular reactor (MMR) technology which leverages the proven light-water reactor technology that powers approximately 95% of operating commercial nuclear plants in the U.S. and worldwide.

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Domestic uranium services agreement with ConverDyn advancing fuel supply-chain readiness for the Halo MMR leveraging the only established uranium hexafluoride conversion partner for the U.S. light-water reactor fuel cycle.

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10MWe, factory-built, transportable Halo MMR designed for the majority of potential install-base sites consisting of distributed industrial, data-center, defense applications, and critical infrastructure.

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Low Enriched Uranium+ (LEU+) fuel pathway plugging into the existing domestic light-water reactor fuel cycle avoids the High-Assay Low-Enriched Uranium (HALEU) or TRISO supply-chain bottleneck that constrains many advanced-reactor developers.

•	Designed for a 10-year operating cycle between refueling and a 50-year operating life.

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Principal Design Criteria whitepaper submitted to the U.S. NRC on April 22, 2026 that formalized the licensing framework for the Halo MMR’s Manufacturing License and combined Construction Permit and Operating License applications.

•	Strategic collaboration with Paragon Energy Solutions, a Mirion Technologies Company, announced March 17, 2026 for the Halo MMR’s Instrumentation & Control system.

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Multi-project deployment framework with Smartland Energy announced April 28, 2026, establishing a portfolio-scale framework for the evaluation of Halo MMR deployment across up to five qualified Smartland projects, representing aggregate capacity demand of approximately 1.8 GWe.

About Hadron Energy, Inc.

Hadron Energy is a pioneer in MMR technology. Designed to deliver 10 MWe of continuous power, the Halo MMR is smaller, more cost-effective, and faster to deploy than other proposed nuclear power solutions. The reactor’s vessel, core, and containment shell are fully truck-transportable, enabling deployment across AI data centers, industrial hubs, remote communities, and infrastructure facilities where traditional power solutions cannot deliver. Hadron Energy is advancing the Halo MMR through an integrated program of technical development, NRC licensing engagement, and a growing portfolio of strategic supply chain and deployment partnerships. For more information, please visit www.hadronenergy.com.

About GigCapital7 Corp.

GigCapital7 Corp. was a Private-to-Public Equity (PPE)™ company, also known as a special purpose acquisition company (SPAC), the 7th issued entity from the GigCapital Global franchise since 2017, with a Mentor-Investor™ methodology and a mission to partner with a high technology differentiating company to forge a successful path to the public markets through a business combination. Like all other GigCapital

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PPE entities, it aimed to actively partner with a deep-tech innovative company that participates in a relevant and attractive industry vertical, with exceptional leaders in order to create an industry-leading partnership that will be successful for years to come, and hence has combined with Hadron Energy, Inc.

Private-to-Public Equity (PPE)™ and Mentor-Investor™ are trademarks of GigManagement, LLC, a member entity of GigCapital Global and affiliate of GigCapital7 Corp., used pursuant to agreement.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the business combination. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of Hadron Energy in light of their respective experience and perception of historical trends, current conditions and expected future developments as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Hadron Energy will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the ability of Hadron Energy to meet the Nasdaq listing standards, and that Hadron Energy will have sufficient capital to operate as anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts

Hadron Energy Investor Center:

https://www.hadronenergy.com/investor-relations

Hadron Energy Media & Investor Contact:

Samuel Gibson

Chief Executive Officer

sgibson@hadronenergy.com

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